Exhibit 10.1

                          MANAGEMENT ADVISORY AGREEMENT

THIS MANAGEMENT ADVISORY AGREEMENT ("Agreement") is entered into as of December 19, 2011, by and between Precision Aircraft Dismantling, LLC ("Precision"), a Florida limited liability company, and AvWorks Aviation Corp. ("AvWorks"), a Florida corporation, with its corporate office and facility located at 4700 Hiatus Road, Suite 252, Sunrise, FL, 33351.

                                    RECITALS

A. Precision Aircraft Dismantling, LLC, a private company, performs proprietary, low-environmental impact aircraft dismantling, providing airfield managers and aircraft owners with an affordable, eco-friendly alternative to traditional parts reclamation;

B. AvWorks Aviation Corp. operates as a diversified broker and supplier of parts and services to the worldwide aviation and aerospace markets. The Company services a broad range of clients such as aircraft leasing companies, major airlines, repair stations, fixed-base operators, leasing companies and aftermarket suppliers.

C. AvWorks is a public corporation with a management team, business offices and support personnel; and Precision desires to contract with AvWorks for advisory services and the provision of managing the administration, financial matters, sales and ground operations of Precision from AvWorks's headquarters in Sunrise, Florida.

D. AvWorks desires to provide such management and advisory services to Precision.

NOW, THEREFORE, in consideration of the premises and of the mutual promises herein, the parties covenant and agree as follows:

1. Term. The term of this Agreement shall be for twelve (12) months following the date hereof. This Agreement may be extended for an additional term of one or more years upon the mutual written agreement of the parties. This Agreement may be terminated by either party at the end of the first six (6) months.

2. Management and Advisory Services. AvWorks shall provide management and advisory services to Precision. In addition, AvWorks shall provide Precision with access to AvWorks' offices, telecommunication equipment, equipment and warehouses.

3. Fees. AvWorks shall be compensated for the management and advisory services it provides to Precision by a fee of one half of the net profit from the operations of Precision. The parties have agreed that AvWorks will identify the salvageable assets and will oversee the entire process from scrapping, to quality control, to inventory and asset liquidation.
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4.   Independent  Contractor  Status.  AvWorks  and  Precision  are  independent businesses, and as such they shall remain professionally and economically independent of each other during the initial stage of this Agreement. Neither party shall have any authority to bind the other without the other party's express and prior written consent, and then only insofar as such authority is conferred by such express and prior written consent. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies on any person other than the parties to it and their respective successors and assigns.

5. Severable Provisions. The provisions of this Agreement are severable, and if any one or more provisions are determined to be judicially unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

6. Notices. Any notice or notices to be given under this Agreement shall be sent via certified mail to the address of the party set forth above.

7. Governing Law. This Agreement shall be governed by the laws of the State of Florida.

8. Arbitration. The parties hereto agree to submit any and all controversies under this Agreement to binding arbitration before the American Arbitration Association ("AAA") at a hearing or hearings to be conducted in or near Sunrise, Florida.

9. Counterpart; Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto may execute the original of this Agreement or facsimile copies of same and the Agreement so executed shall be binding on the parties.

EXECUTED AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

Precision Aircraft Dismantling, LLC


By: /s/ Albert F. Long
    -------------------------------
    Albert F. Long
    President and Owner

AvWorks Aviation Corp.


By: /s/ Joel A. Young
    -------------------------------
    Joel A. Young
    Chief Executive Officer

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